Exhibit 99.2
MediaNews Group, Inc. & Subsidiaries
Pro Forma Condensed Consolidated Financial Statements
     On August 2, 2006, MediaNews Group, Inc. (the “Company”) and The McClatchy Company (“McClatchy”) consummated the closing under the Stock and Asset Purchase Agreement dated as of April 26, 2006, between the Company and McClatchy, pursuant to which the California Newspapers Partnership, a 54.23% owned subsidiary of the Company, purchased the San Jose Mercury News and Contra Costa Times and related publications and Web sites for $736.8 million.
     On August 2, 2006, The Hearst Corporation (“Hearst”) and McClatchy consummated the closing under the Stock and Asset Purchase Agreement dated as of April 26, 2006, between Hearst and McClatchy, pursuant to which Hearst purchased The Monterey County Herald and the St. Paul Pioneer Press and related publications and Web sites for $263.2 million.
     On August 2, 2006, the Company and Hearst entered into a Stock Purchase Agreement (the “MediaNews/Hearst Agreement”) pursuant to which (i) Hearst agreed to make an equity investment of $299.4 million (subject to adjustment under certain circumstances) in the Company (such investment will not include any governance or economic rights or interest in the Company’s publications in the San Francisco Bay area) and (ii) the Company has agreed to purchase from Hearst The Monterey County Herald and the St. Paul Pioneer Press with a portion of the Hearst equity investment in the Company. The equity investment will afford Hearst an equity interest of approximately 30% (subject to adjustment in certain circumstances) in the Company’s publications outside the San Francisco Bay area. The equity investment by Hearst in the Company is subject to regulatory approval, and a review is currently underway by the Antitrust Division of the Department of Justice. The Antitrust Division has requested information and documents in connection with this review, and the Company is in the process of responding to the request. The Company has agreed to manage The Monterey County Herald and St. Paul Pioneer Press during the period of ownership by Hearst, with the Company retaining all the net cash flows from these newspapers as a management fee. The Company also agreed that at the election of MediaNews or Hearst, the Company will purchase The Monterey County Herald and the St. Paul Pioneer Press from Hearst for $263.2 million (plus reimbursement to Hearst for its transaction costs and its cost of funds with respect to its purchase of such newspapers) if for any reason Hearst’s equity investment in the Company is not consummated within six months. If necessary, the Company currently intends to fund the purchase price of The Monterey County Herald and the St. Paul Pioneer Press through equity investments from other sources or debt issued by a newly formed holding company that would be the parent company of MediaNews. The Company will consolidate the financial statements of The Monterey County Herald and the St. Paul Pioneer Press commencing August 2, 2006.
     On August 2, 2006, the Company entered into an amendment of its December 30, 2003 bank credit facility (the “amended facility”), by and among MediaNews Group, Inc., the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent.

The amended facility was entered into in order to create a new $350.0 million term loan “C” facility and to authorize the Company to purchase the San Jose Mercury News, Contra Costa Times, The Monterey County Herald and St. Paul Pioneer Press. The $350.0 million term loan “C” facility was borrowed on August 2, 2006, along with $56.3 million borrowed on the revolver portion of the Company’s amended facility, to pay the Company’s portion of the purchase price for the San Jose Mercury News and Contra Costa Times. Term loan “C” bears interest based upon, at the Company’s option, Eurodollar, plus a borrowing margin of 1.75%, or base rate, plus a borrowing margin of 0.75%.
     The following Pro Forma Condensed Consolidated Financial Statements, which are unaudited, have been prepared to give effect to the purchase of the San Jose Mercury News and Contra Costa Times, as well as the consolidation of The Monterey County Herald and St. Paul Pioneer Press. The acquisition of the above newspapers, related publications and Web sites will be accounted for under the purchase method of accounting in accordance with Statement of Financial Standards No. 141, Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the remainder allocated to goodwill.
     The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value and an independent appraisal of the assets acquired and liabilities assumed. Such preliminary estimates of fair values of the assets and liabilities of the San Jose Mercury News, Contra Costa Times, The Monterey County Herald and St. Paul Pioneer Press have been consolidated with the recorded values of the assets and liabilities of the Company in the Pro Forma Condensed Consolidated Financial Statements. Since the purchase accounting information is preliminary, it has been prepared solely for the purpose of developing such pro forma financial information. A significant portion of the total purchase price will be allocated to goodwill, which is not subject to amortization. Accordingly, the final determination of value could result in a significant increase or decrease in amortization expense in future periods from the amounts presented in the following Pro Forma Condensed Consolidated Statement of Operations. Any changes from amounts previously estimated would not impact our cash flow.
     The Pro Forma Condensed Consolidated Statement of Operations reflects the results of operations of the Company and the San Jose Mercury News, Contra Costa Times, The Monterey County Herald and St. Paul Pioneer Press for the year ended June 30, 2006, adjusted for the pro forma effects of the transactions described above, as if such transactions had occurred at the beginning of fiscal 2006. The Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 gives effect to the transactions as if they had occurred on June 30, 2006.
     Interest expense in the Pro Forma Condensed Consolidated Statement of Operations assumes the debt related to the purchase price of the acquired entities was outstanding on July 1, 2005. The Pro Forma Condensed Consolidated Statement of Operations also assumes that financing to fund our share of the purchase would have been available on July 1, 2005 at interest rates consistent with the amended bank credit facility. We have also assumed that the Hearst investment in us is approved by the Department of Justice.

     MediaNews may incur significant one-time integration and restructuring costs over the next two years associated with integrating the Acquired Newspapers. Management is finalizing its integration plans including timelines, costs and estimates of improvements in operating profits as a result of the integration and restructuring. The impact of these plans, assuming they were in place at the effective date of the acquisition, could increase the amount of goodwill recognized in accordance with EITF No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. The unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the cost of any integration activities or benefits that may result from synergies that are expected to be derived from any integration activities.
     The Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and the acquired entities been consolidated during the specified periods. The Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the Notes included herein and with the historical financial statements and notes thereto of the Company and the acquired entities.

MEDIANEWS GROUP, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

					Pro Forma
	MediaNews	Acquired	Pro Forma		MediaNews
	Group	Newspapers	Adjustments		Group
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$424	$—	$—		$424
Trade accounts receivable, net	93,705	65,563	—		159,268
Other receivables	12,327	1,021	—		13,348
Inventories of newsprint and supplies	21,289	9,570	—		30,859
Prepaid expenses and other assets	11,954	3,645	—		15,599

TOTAL CURRENT ASSETS	139,699	79,799	—		219,498

Property, plant and equipment, net	379,225	98,577	101,847	(6)	579,649
Investment in unconsolidated JOAs (Denver and Salt Lake City)	228,925	—	—		228,925
Equity investments	54,457	—	—		54,457
Identifiable intangibles, net	156,850	18,716	445,283	(7)	620,849
Goodwill	424,161	265,522	79,294	(7)	768,977
Other	44,466	688	4,492	(10)	49,646

TOTAL ASSETS	$1,427,783	$463,302	$630,916		$2,522,001

See notes to pro forma condensed consolidated financial statements

MEDIANEWS GROUP, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

					Pro Forma
	MediaNews	Acquired	Pro Forma		MediaNews
	Group	Newspapers	Adjustments		Group
		(Dollars in thousands, except share data)
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$19,526	$7,056	$—		$26,582
Accrued employee compensation	33,299	17,418	(1,289	) (3)	49,428
Accrued interest	11,690	—	—		11,690
Other accrued liabilities	19,486	9,197	—		28,683
Unearned income	31,715	15,516	—		47,231
Income taxes payable	4,193	—	—		4,193

Current portion of long-term debt and obligations under capital leases	4,133	—	—		4,133

TOTAL CURRENT LIABILITIES	124,042	49,187	(1,289)		171,940

OBLIGATIONS UNDER CAPITAL LEASES	5,763	—	—		5,763

LONG-TERM DEBT	857,997	—	406,371	(9)	1,264,368

OTHER LIABILITIES	28,774	48,622	(3,410	) (2)	73,986

DEFERRED INCOME TAXES, NET	103,349	68,992	(79,078	) (8)	93,263

MINORITY INTEREST	207,439	—	340,120	(4)	547,559

PUTABLE COMMON STOCK	40,899	—	—		40,899

ST. PAUL AND MONTEREY PURCHASE PRICE (HEARST)	—	—	264,703	(5)	264,703

SHAREHOLDERS’ EQUITY
Common stock, par value $0.001; 3,150,000 shares authorized:
2,314,346 shares issued and 2,298,346 shares outstanding	2	—	—		2
Additional paid-in capital	—	—	—		—
Accumulated other comprehensive loss, net of taxes:
Unrealized loss on hedging	(1,588)	—	—		(1,588)
Minimum pension liability	(19,932)	—	—		(19,932)
Retained earnings	83,038	—	—		83,038
Common stock in treasury, at cost, 16,000 shares	(2,000)	—	—		(2,000)
Net assets acquired	—	296,501	(296,501	) (1)	—

TOTAL SHAREHOLDERS’ EQUITY	59,520	296,501	(296,501)		59,520

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,427,783	$463,302	$630,916		$2,522,001

See notes to pro forma condensed consolidated financial statements

MEDIANEWS GROUP, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2006

					Pro Forma
	MediaNews	Acquired	Pro Forma		MediaNews
	Group	Newspapers	Adjustments		Group
	(Dollars in thousands)
REVENUES
Advertising	$660,389	$467,863	$—		$1,128,252
Circulation	130,829	83,303	—		214,132
Other	44,658	17,016	—		61,674

TOTAL REVENUES	835,876	568,182	—		1,404,058

INCOME (LOSS) FROM UNCONSOLIDATED JOAS	(23,298)	—	—		(23,298)

COSTS AND EXPENSES
Cost of sales	260,939	190,686	—		451,625
Selling, general and administrative	417,602	291,889	(6,015	) (2, 3, 16)	703,476
Depreciation and amortization	44,067	17,596	9,381	(12)	71,044
Interest expense	55,564	—	22,873	(13)	78,437
Management fees	—	29,230	(29,230	) (14)	—
Other (income) expense, net	1,440	(17)	—		1,423

TOTAL COSTS AND EXPENSES	779,612	529,384	(2,991)		1,306,005

EQUITY INVESTMENT INCOME, NET	5,898	—	—		5,898

GAIN ON SALE OF NEWSPAPER PROPERTIES	1,129	21	—		1,150

MINORITY INTEREST	(35,033)	—	(13,093	) (15)	(48,126)

INCOME BEFORE INCOME TAXES	4,960	38,819	(10,102)		33,677
INCOME TAX (EXPENSE) BENEFIT	(3,883)	(15,873)	3,854	(11)	(15,902)

NET INCOME	$1,077	$22,946	$(6,248)		$17,775

See notes to pro forma condensed consolidated financial statements

MediaNews Group, Inc. & Subsidiaries
Notes to Pro Forma Condensed Financial Statements

NOTE 1:	UNAUDITED PRO FORMA ADJUSTMENTS FOR THE AUGUST 2, 2006 TRANSACTION
     The Acquired Newspapers include the San Jose Mercury News and Contra Costa Times which the Company acquired on August 2, 2006 and The Monterey County Herald and St. Paul Pioneer Press which the Company began consolidating and managing on August 2, 2006 as explained in footnote (5) below.
     The Acquired Newspapers report their results on a 52-week fiscal year with the fiscal year ending on the last Sunday in the calendar year. MediaNews reports its results based on a June 30 year end. The pro forma financial statements do not account for the difference in reporting periods.
     A reconciliation of the Acquired Newspapers’ net income from the audited fiscal year December 25, 2005 Statement of Operations to the amount shown in the pro forma condensed consolidated statement of operations is as follows:

	Fiscal Year Ended	Less: Six Months	Plus: Six Months	Fiscal Year Ended
	December 25, 2005	Ended June 26, 2005	Ended June 25, 2006	June 25, 2006
Net Income	$22,377	$(7,200)	$7,769	$22,946
Acquisition Transaction
     The combined purchase price for the San Jose Mercury News, Contra Costa Times, The Monterey County Herald and St. Paul Pioneer Press was $1.01 billion, including financing and other fees related to the transactions. The purchase was funded by our borrowing $406.4 million, minority partner funding of the purchase of the San Jose Mercury News and Contra Costa Times in the amount of $340.1 million, and The Hearst Corporation’s $264.7 purchase of the St. Paul and Monterey newspapers (classified as mezzanine equity in the Pro Forma Condensed Consolidated Financial Statements). The purchase price was offset by $31.9 million in net working capital acquired (if the transaction had been completed on June 25, 2006). In addition, we assumed certain obligations associated with pension benefits, post retirement benefits, and workers compensation claims, which have been preliminarily valued at $45.2 million.
     The $1.01 billion purchase price has preliminarily been allocated as follows: $200.4 million to tangible assets (property, plant and equipment), $464.0 million to identifiable intangible assets, and $346.3 million to goodwill.
     The pro forma adjustments to the historical financial statements of the San Jose Mercury News, Contra Costa Times, The Monterey County Herald and St. Paul Pioneer Press made in the Pro Forma Condensed Consolidated Financial Statements consist of the following:
(1)	To eliminate historical equity accounts of the Acquired Newspapers.

(2)	To reflect the difference between the preliminary MediaNews valuation of the fair value of the acquired pension and post retirement benefit obligations, and the historical recorded amounts. This pro forma adjustment had the impact of reducing benefit costs in the Pro Forma Condensed Consolidated Statement of Operations by $6.8 million, principally due to the pension deferral items which were eliminated as a result of purchase accounting and therefore will not be amortized in future periods.

(3)	To reflect The McClatchy Company’s 50% share of all stay bonuses associated with the sale of the Acquired Newspapers in the amount of $1.3 million

(4)	To reflect the 45.77% minority partner funding of the purchase of the San Jose Mercury News and Contra Costa Times, which were purchased by our consolidated subsidiary California Newspapers Partnership.

(5)	To reflect The Hearst Corporation’s purchase of the St. Paul and Monterey newspapers as mezzanine equity. Under its agreement with Hearst, MediaNews has all of the economic risks and rewards associated with ownership of these two newspapers, and is entitled contractually to retain all of the cash flows generated by them as a management fee. As a result, the operations of The Monterey County Herald and St. Paul Pioneer Press have been presented on a consolidated basis.

(6)	Record property, plant and equipment at management’s estimated fair market value at the date of acquisition. These estimates are subject to change based on the completion of the final purchase accounting.

(7)	Record the difference between the preliminary MediaNews evaluation of the fair value of the acquired intangibles (principally goodwill, newspaper mastheads, advertiser and subscriber lists) and the historical recorded amounts.

(8)	Record the deferred income tax asset required under SFAS No. 109, Accounting for Income Taxes, for the difference between the estimated revised book value (i.e. fair value) of the Combined Acquired Newspapers, and the tax basis of the related assets and liabilities. The only temporary difference between book and tax basis relates to the difference in basis in pension obligations. There is also a book/tax difference in goodwill, but it is treated as a permanent difference.

(9)	Record the borrowings of long-term debt as a result of the transaction.

(10)	Record estimated capitalized financing fees.

(11)	A combined statutory federal and state income tax rate of 41% was used to calculate income tax expense.

(12)	Depreciation expense increased to reflect the estimated fair market value of the acquired assets and the useful lives assigned to these assets. The preliminary allocation of cost amongst tangible assets went principally to buildings and newspaper presses and related equipment, which have average useful lives of 40 and 20 years, respectively. Amortization expense increased for the identified finite lived intangible assets related to the acquisition of the San Jose Mercury News, Contra Costa Times, The Monterey County Herald and St. Paul Pioneer Press. The finite lived assets, amounting to $190.6 million in the preliminary allocation, have an average useful life of 10 years.

In addition, the adjustment also includes amortization of $.6 million of estimated capitalized financing costs over the seven year term of the new bank debt facility.

(13)	Interest expense increased to reflect the debt borrowings related to the acquisition of the San Jose Mercury News and Contra Costa Times. The assumed interest rates for the term loan “C” and revolver borrowings were 5.61% and 6.11%, respectively.

(14)	To eliminate corporate overhead management fees and shared services center charges allocated to the newspapers by its former parent.

(15)	Minority interest of 45.77% reflected related to the San Jose Mercury News and Contra Costa Times.

(16)	Adjustment of $2.0 million to reflect the estimated incremental corporate operating expenses associated with MediaNews’ support of the Acquired Newspapers and the cost of the Acquired Newspapers utilizing the former parent’s shared services center.